Geovic Mining Corp. Announces Update on Chromite Project, New Caledonia Nautilus Mineral Sands Project

April 30, 2014– Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTCBB:GVCM) is pleased to announce an update on its chromite mineral sands project in New Caledonia.

Geovic holds the following equity interests in various exploration projects: a 60.5 percent interest in the advanced Geovic Cameroon PLC Cobalt-Nickel-Manganese Project in Cameroon; a 100 percent interest in Geovic Nouvelle Caledonie SAS’s Chromite Project in New Caledonia; a 100 percent interest in Geovic’s Chromite Project in Papua New Guinea; a 100 percent interest in Geovic’s Arizona Gold Project; and a 10 percent interest in the Wind Mountain Rare Metals Project in New Mexico.

Historic Exploration:

Union Oil Company of California (UNOCAL) recognized the economic chromite mineral sands deposits in New Caledonia in the early 1980’s and applied for several exploration licenses. Early nickel mining also discovered chromite deposits in New Caledonia over the past century. The secondary enrichment of chromite in coastal environments spurred UNOCAL’s initial interest; however it divested itself from mineral exploration and did not pursue chromite mineral sands further.

UNOCAL reported on April 18, 1986 in a final report it issued to Ministry of Mines of New Caledonia, a historic chromite resource, which was classified as an indicated resource, contained within the exploration license areas it held. UNOCAL reported that the deposit contained 5.67 million tonnes of chromium oxide. It was reported that the mineralization occurs within a 6.1 square kilometer area, averages 12.31 meters thick, and ranges from surface to 20 meters depth. The chromite sands have an average density of 1.96 tonnes/m3 equivalent to a total 148.1 million tonnes of chromite bearing sediment. This report also reported additional inferred resources at the Mouea project area of 47.3 million tonnes of chromite bearing sediment containing 1.53 million tonnes of chromium oxide.

UNOCAL’s resource areas now form a portion of Geovic’s exploration licenses in New Caledonia. Geovic currently has 31 licenses in New Caledonia which are being explored for chromite. Table 1 summarizes details of UNOCAL’s historical resources.

The resources reported above are historical in nature and do not comply with National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Geovic believes that the resource categories set out above are very similar to those currently set out in NI 43-101. In order to convert the historic resources to NI 43-101 compliant resources, additional geologic evaluation, including drilling and metallurgical testing, under the direction of a “qualified person” and reviewed by an independent “qualified person” will be necessary. No more recent evaluation of historic resources has been made to the best of Geovic’s knowledge. While Geovic believes that the procedures used by UNOCAL have yielded unbiased estimates of in-situ tonnage and grades, no economic considerations have been applied to determine their appropriateness as resources under NI 43-101. A “qualified person” under NI 43-101 has not done sufficient work to classify the historical resource estimate. Geovic believes that the historic resource estimate is both relevant and reliable; however, it should not be relied upon and Geovic does not treat it as a current mineral resource.

Current Exploration:

Geovic intends to initially convert the UNOCAL historical resources into NI 43-101 compliant resources and reserves through a geo-statistically approved program independently confirmed by a “qualified person” at such time that permits are obtained to drill to the desired depth within the UNOCAL historic exploration area. After completion and/or parallel with the above exploration effort, Geovic intends to commence selective expansion of a permitted program allowing drilling to the desired depths within several of the other exploration areas assigned to Geovic New Caledonia in order to expand the total resources and reserves of the project, which will be independently confirmed by a “qualified person”. Geovic further intends, once NI 43-101 compliant reserves have been established, to commission a feasibility study to advance the project toward development and production.

Geovic has applied for the extension of its exploration licenses in New Caledonia, which is expected to cover all 31 license areas in New Caledonia originally granted, of which four are the original UNOCAL exploration areas. The Geovic Nautilus Mineral Sands Deposits cover a total of 100 net square kilometers that host approximately 55 square kilometers of unconsolidated chromite mineralized sediments (see map). The Company has conducted metallurgical testing, geochemical assaying, geophysical and environmental studies as well as hand auguring and drilling on over half of the license areas under its control. More than 425 holes for a total depth of 1,807 meters have been drilled. The sampling depth ranged from 1 to 10 meters. Geovic is currently awaiting assay results from the drilling.

The technical content in this press release was reviewed Erwin Schutfort, Vice President of Geovic New Caledonia SAS (Qualified Person, AUSIMM), who is a “qualified person” as defined in NI 43-101.

Geovic Mining Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

Michael Mason

Chairman and CEO

Geovic Mining Corp.

Direct (303) 476-6455

mt_mason@msn.com

On behalf of the Board

Michael T. Mason, CEO

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the merits of the Company’s mineral projects, the Company’s exploration plans, the preparation of a technical report, the grant of exploration license extensions and the Company’s plan and expectations regarding its mineral projects. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of current exploration activities; conclusions of economic evaluations; predicted capital costs, operating costs, the ability to obtain financing and to market the products, production rates; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore resources, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.